Exhibit 99.1

Contacts:

Media Contact	Investor Contact
David Grip	Kori Doherty
AspenTech	ICR
+1 781-221-5273	+1 617-956-6730
david.grip@aspentech.com	kdoherty@icrinc.com

Aspen Technology Announces Financial Results

for the Second Quarter Fiscal 2011

Burlington, Mass. — February 8, 2011 — Aspen Technology, Inc. (NASDAQ: AZPN), a leading provider of software and services to the process industries, today announced financial results for its second quarter of fiscal 2011, ended December 31, 2010.

Mark Fusco, Chief Executive Officer of AspenTech, said, “The company’s solid performance was well-balanced across our key verticals, products and geographies during the second quarter.  The license portion of AspenTech’s total contract value grew by approximately 3.5% sequentially, leading to year-to-date growth of over 5.0% from the end of fiscal 2010.  We are currently ahead of last year’s pace of growth and believe that AspenTech is well positioned to achieve our full year goal of upper single digit to double digit growth for the full year.  We believe the growth of the license portion of our total contract value is the most meaningful metric for analyzing AspenTech’s underlying growth during our multi-year revenue model transition.”

“The company continues to execute well with respect to expense controls and working capital management, which is contributing to a positive impact on our cash flow.  Another strong performance in the second quarter contributed to the generation of approximately $19 million in free cash flow during the first six months of fiscal 2011, a significant increase from approximately $3 million in the comparable period last fiscal year.  We believe that AspenTech remains well positioned to deliver against our longer-term goal of free cash flow in the mid-$90 million range during fiscal 2013,” Fusco concluded.

Second Quarter Business Highlights

•                 Total contract value, including the value of bundled maintenance, grew approximately 4.5% sequentially during the second quarter, while the license portion of total contract value grew approximately 3.5% sequentially.

•                 Bookings were approximately $86 million for the second quarter, leading to bookings of approximately $160 million for the first half of fiscal 2011.  Within bookings, new and expanded adoption drove the above mentioned sequential increase in the license portion of total contract value, and solid renewal activity contributed the remainder of total bookings.

•                 The value of future cash collections associated with the company’s subscription and multi-year term contracts was $688 million at the end of the second quarter, an increase from $653 million at the end of last quarter and $511 million at the end of the second quarter of fiscal 2010.

•                 The company closed 24 bookings of over $1 million during the second quarter, compared to 18 in the second quarter of fiscal 2010, and 54 bookings between $250,000 and $1 million, compared to 57 in the second quarter of fiscal 2010.

•                 Average deal size for bookings over $100,000 was approximately $653,000 in the second quarter, compared to approximately $778,000 in the second quarter of fiscal 2010.

Summary of Second Quarter Financial Results

AspenTech’s total revenue of $49.8 million increased 17% from $42.7 million in the second quarter of the prior year.

•                  Subscription revenue includes all revenue associated with the company’s aspenONE subscription offering. Subscription revenue was $11.8 million in the second quarter of fiscal 2011, an increase from $1.2 million in the second quarter of fiscal 2010.  Subscription revenue is recognized over the course of the multi-year agreement, and recognition begins when the first payment is due, which is typically 30 days after the contract is signed.

•                  Software revenue includes all non-subscription-based license revenue, including term-based contracts for point products as well as perpetual licenses.  Software revenue was $13.5 million in the second quarter of fiscal 2011, compared to $9.0 million in the year ago period.

•                  Services & other revenue, which includes professional services, maintenance and other revenue, was $24.5 million in the second quarter of fiscal 2011, compared to $32.5 million in the year ago period.

For the quarter ended December 31, 2010, AspenTech reported a loss from operations of $9.3 million due primarily to the ratable revenue recognition associated with the company’s aspenONE subscription offering.  For the quarter ended December 31, 2009, the company reported a loss from operations of $29.3 million.

Net loss was $10.3 million for the quarter ended December 31, 2010, leading to net loss per basic and diluted share of $0.11, compared to net loss per diluted share of $0.34 in the same period last fiscal year.

Non-GAAP loss from operations, which adds back stock-based compensation expense and restructuring charges, was $6.9 million for the second quarter of fiscal 2011, compared to a non-GAAP loss from operations of $19.7 million in the same period last fiscal year.  Non-GAAP net loss was $8.0 million, or ($0.09) per share, for the second quarter of fiscal 2011, compared to a non-GAAP net loss of $21.4 million, or ($0.24) per share, in the same period last fiscal year.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

AspenTech had a cash balance of $131.6 million at December 31, 2010, an increase of $8.5 million from the end of the prior quarter.  The company generated $14.8 million in cash flows from operations and invested $1.5 million in capital expenditures, leading to free cash flow of $13.3 million for the three months ended December 31, 2010.  The company continued to reduce its secured borrowings balance, which was $66.8 million at the end of the second quarter, down $4.4 million compared to $71.2 million at the end of the first quarter of fiscal 2011.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, February 8, 2011, at 4:30 p.m. (Eastern Time), to discuss the company’s financial results for the second quarter fiscal year 2011 as well as the company’s business outlook.  The live dial-in number is (877) 245-0126, conference ID code 37267908. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://www.aspentech.com/corporate/investor.cfm, and clicking on the “webcast” link. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (800) 642-1687 or (706) 645-9291, conference ID code 37267908 through February 15, 2011.

About AspenTech

AspenTech is a leading global provider of mission-critical process optimization software solutions, which are designed to manage and optimize plant and process design, operational performance, and supply chain planning. Our aspenONE® software and related services have been developed specifically for companies in the process industries, including energy, chemicals, pharmaceuticals, and engineering and construction. Customers use our solutions to improve their competitiveness and profitability by increasing throughput and productivity, reducing operating costs, enhancing capital efficiency, and decreasing working capital requirements. To see how the world’s leading process manufacturers rely on AspenTech to achieve their operational excellence goals, visit www.aspentech.com.

© 2011 Aspen Technology, Inc. AspenTech, aspenONE, the Aspen leaf logo, OPTIMIZE, and the 7 Best Practices of Engineering Excellence are trademarks of Aspen Technology, Inc. All rights reserved.  All other trademarks are property of their respective owners.

Forward-Looking Statements

The second and third paragraphs of this press release contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: customers’ failure to adopt the aspenONE subscription offering at the rate expected by AspenTech; AspenTech’s failure to realize the anticipated financial (including cash flow) and operational benefits of the aspenONE subscription offering; unforeseen difficulties or uncertainties in the application of accounting standards; weaknesses in our internal controls; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission.

AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any current intention to update forward-looking statements after the date of this press release.

Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share data)

	December 31,	June 30,
	2010	2010

ASSETS
Current assets:
Cash and cash equivalents	$131,642	$124,945
Accounts receivable, net	28,708	31,738
Current portion of installments receivable, net	45,292	51,729
Current portion of collateralized receivables	19,584	25,675
Unbilled services	1,225	1,860
Prepaid expenses and other current assets	6,072	5,236
Prepaid income taxes	332	7,468
Deferred tax assets	1,681	1,632
Total current assets	234,536	250,283
Non-current installments receivable, net	65,636	76,869
Non-current collateralized receivables	22,053	25,755
Property, equipment and leasehold improvements, net	7,693	8,057
Computer software development costs, net	2,028	2,367
Goodwill	18,161	17,361
Non-current deferred tax assets	11,746	11,597
Other non-current assets	2,786	2,424
Total assets	$364,639	$394,713

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of secured borrowing	$23,817	$30,424
Accounts payable	6,259	6,092
Accrued expenses and other current liabilities	32,275	49,890
Income taxes payable	2,005	1,161
Deferred revenue	71,775	67,852
Current deferred tax liability	434	398
Total current liabilities	136,565	155,817
Long-term secured borrowing	42,946	45,711
Long-term deferred revenue	30,684	19,427
Non-current deferred tax liability	953	956
Other non-current liabilities	31,315	31,832
Commitments and contingencies
Series D redeemable convertible preferred stock, $0.10 par value— Authorized— 3,636 shares at December 31, 2010 and June 30, 2010 Issued and outstanding— none at December 31, 2010 and June 30, 2010
Stockholders’ equity:
Common stock, $0.10 par value— Authorized—210,000,000 shares Issued— 93,784,765 shares at December 31, 2010 and 92,668,280 shares at June 30, 2010
Outstanding— 93,455,071 shares at December 31, 2010 and 92,434,816 shares at June 30, 2010	9,378	9,267
Additional paid-in capital	523,082	515,729
Accumulated deficit	(416,775)	(391,038)
Accumulated other comprehensive income	8,246	7,525
Treasury stock, at cost— 329,694 shares of common stock at December 31, 2010 and 233,464 at June 30, 2010	(1,755)	(513)
Total stockholders’ equity	122,176	140,970
Total liabilities and stockholders’ equity	$364,639	$394,713

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue:
Subscription	$11,847	$1,214	$21,503	$1,239
Software	13,486	8,976	22,797	20,058
Total subscription and software	25,333	10,190	44,300	21,297
Services and other	24,475	32,496	48,608	61,185
Total revenue	49,808	42,686	92,908	82,482
Cost of revenue:
Subscription and software	1,972	1,677	4,094	3,450
Services and other	11,583	14,792	22,709	30,488
Total cost of revenue	13,555	16,469	26,803	33,938
Gross profit	36,253	26,217	66,105	48,544
Operating expenses:
Selling and marketing	19,954	23,757	40,305	44,309
Research and development	12,096	12,515	24,671	23,409
General and administrative	13,425	19,228	29,982	34,642
Restructuring charges	78	32	155	303
Total operating expenses	45,553	55,532	95,113	102,663
Loss from operations	(9,300)	(29,315)	(29,008)	(54,119)
Interest income	3,534	5,083	7,236	10,532
Interest expense	(1,653)	(2,480)	(2,897)	(4,891)
Other income, net	(735)	(222)	1,929	2,047
Loss before income taxes	(8,154)	(26,934)	(22,740)	(46,431)
Provision for income taxes	2,115	3,723	2,997	5,288
Net loss	$(10,269)	$(30,657)	$(25,737)	$(51,719)
Loss per common share:
Basic	$(0.11)	$(0.34)	$(0.28)	$(0.57)
Diluted	$(0.11)	$(0.34)	$(0.28)	$(0.57)
Weighted average shares outstanding:
Basic	93,252	91,002	92,968	90,538
Diluted	93,252	91,002	92,968	90,538

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Cash flows from operating activities:
Net loss	$(10,269)	$(30,657)	$(25,737)	$(51,719)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,239	1,755	2,600	3,729
Net foreign currency (gain) loss	531	(147)	(1,648)	(126)
Stock-based compensation	2,345	9,625	5,042	11,532
Loss on the disposal of assets	415	4	415	43
Deferred income taxes	28	(25)	74	41
Provision for bad debts	(620)	(293)	97	(75)
Changes in assets and liabilities:
Accounts receivable	(2,232)	1,241	3,009	14,467
Unbilled services	917	974	630	(1,565)
Prepaid expenses, other assets and prepaid income taxes	1,354	2,463	6,145	2,963
Installments and collateralized receivables	18,238	24,925	30,139	38,202
Income taxes payable	500	2,253	708	1,437
Accounts payable, accrued expenses and other liabilities	1,342	636	(15,304)	(8,421)
Deferred revenue	1,037	(2,835)	15,043	(5,862)
Net cash provided by operating activities	14,825	9,919	21,213	4,646
Cash flows from investing activities:
Purchase of property, equipment and leasehold improvements	(1,288)	(719)	(1,876)	(1,592)
Capitalized computer software development costs	(204)	5	(380)	(265)
Net cash used in investing activities	(1,492)	(714)	(2,256)	(1,857)
Cash flows from financing activities:
Exercise of stock options	3,283	3,652	3,420	3,652
Proceeds from secured borrowings	576	—	2,500	—
Repayment of secured borrowings	(6,900)	(10,459)	(16,241)	(16,365)
Repurchases of common stock	(1,242)	—	(1,242)	—
Payment of tax withholding obligations related to restricted stock	(202)	(2,601)	(998)	(2,694)
Net cash used in financing activities	(4,485)	(9,408)	(12,561)	(15,407)
Effects of exchange rate changes on cash and cash equivalents	(367)	675	301	(158)
Increase (decrease) in cash and cash equivalents	8,481	472	6,697	(12,776)
Cash and cash equivalents, beginning of period	123,161	108,965	124,945	122,213
Cash and cash equivalents, end of period	$131,642	$109,437	$131,642	$109,437

Supplemental disclosure of cash flow information:
Interest paid	$1,490	$2,479	$3,071	$4,894
Income tax (refund) paid, net	1,535	1,651	(4,961)	4,629

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

GAAP Results Reconciled to Non-GAAP Results

The following table reflects selected Aspen Technology GAAP results reconciled to non-GAAP results.
(Unaudited and in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
Total expenses
GAAP total expenses (a)	$59,108	$72,001	$121,916	$136,601
Less:
Stock-based compensation (b)	(2,345)	(9,625)	(5,042)	(11,532)
Restructuring charges	(78)	(32)	(155)	(303)

Non-GAAP total expenses	$56,685	$62,344	$116,719	$124,766

Loss from operations
GAAP loss from operations	$(9,300)	$(29,315)	$(29,008)	$(54,119)
Plus:
Stock-based compensation (b)	2,345	9,625	5,042	11,532
Restructuring charges	78	32	155	303

Non-GAAP loss from operations	$(6,877)	$(19,658)	$(23,811)	$(42,284)

Net loss
GAAP net loss	$(10,269)	$(30,657)	$(25,737)	$(51,719)
Plus:
Stock-based compensation (b)	2,345	9,625	5,042	11,532
Restructuring charges	78	32	155	303
Less:
Income tax effect on Non-GAAP items	(118)	(439)	(208)	(541)

Non-GAAP net loss	$(7,964)	$(21,439)	$(20,748)	$(40,425)

Diluted loss per share
GAAP diluted loss per share	$(0.11)	$(0.34)	$(0.28)	$(0.57)
Plus:
Stock-based compensation (b)	0.03	0.11	0.05	0.13
Restructuring charges	0.00	0.00	0.00	0.00
Less:
Income tax effect on Non-GAAP items	(0.00)	(0.00)	(0.00)	(0.01)

Non-GAAP diluted loss per share	$(0.09)	$(0.24)	$(0.22)	$(0.45)

Shares used in computing diluted loss per share	93,252	91,002	92,968	90,538

(a) GAAP total expenses

	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
Total costs of revenue	$13,555	$16,469	$26,803	$33,938
Total operating expenses	45,553	55,532	95,113	102,663
GAAP total expenses	$59,108	$72,001	$121,916	$136,601

(b) Stock-based compensation expense was as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
Cost of service and other	$233	$734	$486	$957
Selling and marketing	907	3,559	1,803	4,329
Research and development	287	1,250	576	1,391
General and administrative	918	4,082	2,177	4,855
Total stock-based compensation	$2,345	$9,625	$5,042	$11,532